DRYDEN HIGH YIELD FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




August 29, 2006


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden High Yield Fund, Inc. (the "Fund")
File No. 811-2896

Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended June 30, 2006. This Form N-SAR was filed electronically using the EDGAR System.

Very truly yours,


/s/ Jonathan D. Shain
 Jonathan D. Shain
Assistant Secretary








This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August 2006.



	DRYDEN HIGH YIELD FUND, INC.



Witness: /s/ Paul R. Hymas					By: /s/ Jonathan D. Shain
   Paul R. Hymas					Jonathan D. Shain
  							Assistant Secretary